UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2006

Excelligence Learning Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-32613	77-0559897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Lower Ragsdale Drive

Monterey, California 93940

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code (831) 333-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 19, 2006, Excelligence Learning Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ELC Holdings Corporation, a Delaware corporation (“Parent”), and ELC Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Parent agreed to acquire the Company and its subsidiaries through the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving entity.

Agreement and Plan of Merger

Pursuant to the terms of the Merger Agreement, upon the consummation of the Merger, each issued and outstanding share of the common stock, par value $0.01 per share, of the Company (“Company Common Shares”), will be converted into the right to receive $13.00 in cash (the “Common Share Merger Consideration”). Immediately prior to the effective time of the Merger, all options to purchase Company Common Shares under any employee share option or compensation plan or arrangement of the Company (“Company Stock Options”) will become fully-vested and exercisable. Upon the consummation of the Merger, each Company Stock Option will be accelerated and canceled in exchange for the right to receive a single lump-sum cash payment equal to the product of (a) the number of Company Common Shares subject to such Company Stock Option, and (b) the excess, if any, of the Common Share Merger Consideration over the exercise price per share of such Company Stock Option.

A special committee (the “Special Committee”) of disinterested directors the Board of Directors of the Company (“Board”) has unanimously recommended for approval, and, acting upon the Special Committee’s recommendation, the Board has unanimously approved, the Company’s entry into the Merger Agreement and the consummation of the Merger.

The Company, Parent and Merger Sub have each made customary representations and warranties in the Merger Agreement. In addition the parties have covenanted and agreed to take and/or refrain from taking certain actions during the period between the signing of the Merger Agreement and the consummation of the Merger, including, among others, the Company’s covenants and agreements (a) to carry on its business in the ordinary course of business consistent with past practice, (b) to refrain from engaging in certain enumerated transactions without the prior written consent of Parent, (c) to use its reasonable best efforts to cause a special meeting of the stockholders of the Company to be held for the purpose of voting upon the adoption of the Merger Agreement and the approval of the Merger, and (d) not to (i) solicit proposals relating to alternative acquisition transactions or (ii) subject to certain exceptions, enter into discussions concerning, or furnish information with respect to, alternative acquisition transactions.

The Merger is subject to customary closing conditions, including, among others, (a) the approval of the Merger by the affirmative vote of the majority of the holders of the Company Common Shares, (b) the absence of any law, order or injunction prohibiting the consummation of the Merger, and (c) expiration or termination of the Hart-Scott-Rodino waiting period and certain other regulatory approvals. In addition, the obligation of the Company, on the one hand, and Parent and Merger Sub, on the other, to consummate the Merger is subject to the material accuracy of the representations and warranties of the other party and material compliance of the other party with its covenants and agreements. The Merger Agreement contains certain termination rights for both Parent and the Company and provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee of $3.60 million and reimburse Parent for its out-of-pocket costs and expenses up to $1.40 million. It is anticipated that the Merger will close during the end of the fourth quarter of 2006.

The foregoing descriptions of the Merger and the Merger Agreement are qualified in their entirety by reference to the text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Guaranty Agreement

In connection with the Merger, and in order to induce the Company to enter into the Merger Agreement, the Company has entered into a Guaranty Agreement (the “Guaranty”) with Thoma Cressey Fund VIII, L.P., a limited partnership and affiliate of Parent and Merger Sub (“Guarantor”). Under the Guaranty, Guarantor irrevocably and unconditionally guarantees to the Company the prompt and complete payment and performance of the obligations of Parent and Merger Sub to the Company arising under the Merger Agreement; provided, however, that the maximum aggregate liability of the Guarantor thereunder shall not exceed $15,000,000. The Company’s recourse against the Guarantor pursuant to the Guaranty is the Company’s sole and exclusive remedy against the Guarantor or any of its affiliates (other than Parent or Merger Sub) with respect to the liabilities or obligations arising under, or in connection with, the Merger Agreement and the Merger.

The foregoing description of the Guaranty is qualified in its entirety by reference to the text of the Guaranty, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Cautionary Statements

The Merger Agreement and Guaranty have been included to provide investors with information regarding their terms. Except for their status as contractual documents that establish and govern the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement and Guaranty are not intended to be a source of factual, business or operational information about the parties.

The Merger Agreement contains representations and warranties made by the parties to each other regarding certain matters. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties. Moreover, certain representations and warranties may not be complete or accurate as of a particular date because they are subject to a contractual standard of materiality that is different from those generally applicable to shareholders and/or were used for the purpose of allocating risk among the parties rather than establishing certain matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Additional Information about the Merger and Where to Find It

In connection with the merger transaction, Excelligence will file relevant materials with the Securities and Exchange Commission, including a proxy statement. INVESTORS AND SECURITY HOLDERS OF EXCELLIGENCE ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EXCELLIGENCE, THE THOMA CRESSEY EQUITY PARTNERS ENTITIES THAT ARE PARTY TO THE MERGER AGREEMENT AND THE MERGER. The proxy statement and other relevant materials (when they become available) and any other documents filed by Excelligence with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Excelligence by contacting CCG Investor Relations at (310) 477-9800.

Excelligence and its executive officers and directors may be deemed to be participating in the solicitation of proxies from the security holders of Excelligence in connection with the Merger.

Information about the executive officers and directors of Excelligence and the number of shares of Excelligence’s common stock beneficially owned by such persons is set forth in the proxy statement for Excelligence’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2006. Security holders may obtain additional information regarding the direct and indirect interests of the Company and its executive officers and directors in the transaction by reading the proxy statement regarding the merger when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of July 19, 2006, by and among ELC Holdings Corporation, ELC Acquisition Corporation and Excelligence Learning Corporation.

10.1	Guaranty, dated July 19, 2006, by and between Excelligence Learning Corporation and Thoma Cressey Fund VIII, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excelligence Learning Corporation
Date: July 25, 2006

	By:	/s/ Ronald Elliott
	Name:	Ronald Elliott
	Title:	Chief Executive Officer
Excelligence Learning Corporation